QuickLinks -- Click here to rapidly navigate through this document

Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association (Jurisdiction of incorporation of organization if not a U.S. national bank)	94-1347393 (I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota (Address of principal executive offices)	57104 (Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)

STEEL DYNAMICS, INC.
(Exact name of obligor as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	35-1929476 (I.R.S. Employer Identification No.)

7575 West Jefferson Blvd. Fort Wayne, Indiana (Address of principal executive offices)	46804 (Postal code)

4.125% Senior Notes due 2025 and
Guarantees of 4.125% Senior Notes due 2025
(Title of the indenture securities)

 GUARANTORS

Exact Name of Obligor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address of Principal Executive Offices
Jackson Iron & Metal Company, Inc.	Michigan	38-2604041	7575 West Jefferson Blvd., Fort Wayne Indiana 46804
Marshall Steel, Inc.	Delaware	62-1527726	7575 West Jefferson Blvd., Fort Wayne Indiana 46804
New Millennium Building Systems, LLC	Indiana	35-2083989	7575 West Jefferson Blvd., Fort Wayne Indiana 46804
OmniSource, LLC (f/k/a OmniSource Corporation)	Indiana	35-0809317	7575 West Jefferson Blvd., Fort Wayne Indiana 46804
OmniSource Limited, LLC (f/k/a OmniSource, LLC)	Indiana	35-2046863	7575 West Jefferson Blvd., Fort Wayne Indiana 46804
OmniSource Southeast, LLC	Delaware	56-2256626	7575 West Jefferson Blvd., Fort Wayne Indiana 46804
OmniSource Transport, LLC	Indiana	35-2084665	7575 West Jefferson Blvd., Fort Wayne Indiana 46804
Roanoke Electric Steel Corporation	Indiana	20-3663442	7575 West Jefferson Blvd., Fort Wayne Indiana 46804
Steel Dynamics Sales North America, Inc.	Indiana	32-0042039	7575 West Jefferson Blvd., Fort Wayne Indiana 46804
Steel Dynamics Columbus, LLC	Delaware	20-3297920	7575 West Jefferson Blvd., Fort Wayne Indiana 46804
Steel Dynamics Enterprises, Inc.	Indiana	81-4743772	7575 West Jefferson Blvd., Fort Wayne Indiana 46804
Steel of West Virginia, Inc.	Delaware	55-0684304	7575 West Jefferson Blvd., Fort Wayne Indiana 46804
Steel Ventures, Inc.	Delaware	55-0740037	7575 West Jefferson Blvd., Fort Wayne Indiana 46804
Superior Aluminum Alloys, LLC	Indiana	35-2007173	7575 West Jefferson Blvd., Fort Wayne Indiana 46804
SWVA, Inc.	Delaware	55-0621605	7575 West Jefferson Blvd., Fort Wayne Indiana 46804
The Techs Industries, Inc.	Delaware	20-0540361	7575 West Jefferson Blvd., Fort Wayne Indiana 46804

Item 1.    General Information.    Furnish the following information as to the trustee:

  (a)
  Name and address of each examining or supervising authority to which it is subject.

    Comptroller of the Currency
    Treasury Department
    Washington, D.C.

    Federal Deposit Insurance Corporation
    Washington, D.C.

    Federal Reserve Bank of San Francisco
    San Francisco, California 94120

  (b)
  Whether it is authorized to exercise corporate trust powers.

    The trustee is authorized to exercise corporate trust powers.

Item 2.    Affiliations with Obligor.    If the obligor is an affiliate of the trustee, describe each such affiliation.

        None with respect to the trustee.

        No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.    Foreign Trustee.    Not applicable.

Item 16.    List of Exhibits.    List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee as now in effect.*
Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated January 14, 2015.*
Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.*
Exhibit 4.	Copy of By-laws of the trustee as now in effect.*
Exhibit 5.	Not applicable.
Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.
Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.
Exhibit 8.	Not applicable.
Exhibit 9.	Not applicable.

*
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit to the Filing 305B2 dated March 13, 2015 of Navient Funding, LLC and Navient Credit Funding, LLC, file number 333-190926.

 SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Jacksonville and State of Florida on the 5th day of December, 2017.

WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ TINA GONZALEZ Tina Gonzalez Vice President

 EXHIBIT 6

December 5, 2017

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,
WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ TINA GONZALEZ Tina Gonzalez Vice President

 Exhibit 7
Consolidated Report of Condition of
Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business September 30, 2017, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$18,593
Interest-bearing balances		205,447
Securities:
Held-to-maturity securities		142,316
Available-for-sale securities		254,889
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		118
Securities purchased under agreements to resell		30,628
Loans and lease financing receivables:
Loans and leases held for sale		7,834
Loans and leases, net of unearned income	924,987
LESS: Allowance for loan and lease losses	10,292
Loans and leases, net of unearned income and allowance		914,695
Trading Assets		45,303
Premises and fixed assets (including capitalized leases)		7,810
Other real estate owned		691
Investments in unconsolidated subsidiaries and associated companies		11,686
Direct and indirect investments in real estate ventures		339
Intangible assets
Goodwill		22,481
Other intangible assets		16,825
Other assets		58,325

Total assets		$1,737,980

LIABILITIES
Deposits:
In domestic offices		$1,242,149
Noninterest-bearing	425,384
Interest-bearing	816,765
In foreign offices, Edge and Agreement subsidiaries, and IBFs		118,326
Noninterest-bearing	929
Interest-bearing	117,397
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		12,165
Securities sold under agreements to repurchase		6,652
Trading liabilities		10,606
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)		131,262
Subordinated notes and debentures		12,971
Other liabilities		40,287

Total liabilities		$1,574,418

Dollar Amounts In Millions
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	111,189
Retained earnings	51,446
Accumulated other comprehensive income	20
Other equity capital components	0

Total bank equity capital	163,174
Noncontrolling (minority) interests in consolidated subsidiaries	388

Total equity capital	163,562

Total liabilities, and equity capital	$1,737,980

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Directors
Enrique Hernandez, Jr
Federico F. Pena
James Quigley

QuickLinks

GUARANTORS
  Item 1. General Information. Furnish the following information as to the trustee
  Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.
  Item 15. Foreign Trustee. Not applicable.
  Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.
SIGNATURE
EXHIBIT 6
Exhibit 7 Consolidated Report of Condition of Wells Fargo Bank National Association of 101 North Phillips Avenue, Sioux Falls, SD 57104 And Foreign and Domestic Subsidiaries, at the close of business September 30, 2017, filed in accordance with 12 U.S.C. §161 for National Banks.